Exhibit 11. Statement Re Computation of Per Share Earnings

     (In 000's, except per share data)

                                                     Quarters ended June 30,
                                                       1998           1997

 Basic earnings per share:
     Net earnings                                    $ 3,410        $ 4,312
      Deduct dividends on preference stock               628            629

      Net earnings applicable to common stock        $ 2,782        $ 3,683

     Shares:
      Weighted average number of common
       shares outstanding                             14,717         14,776

     Basic earnings per share                        $  0.19        $  0.25

     Diluted earnings per share:
     Net earnings applicable to common stock         $ 2,782        $ 3,683

     Shares:
      Weighted average number of common
       shares outstanding                             14,717         14,776
      Dilutive effect of outstanding
       options and rights (as determined
       by the application of the treasury
       stock method at the average market
       price for the period)                              43             42

      Weighted average number of shares
      outstanding, as adjusted                        14,760         14,818

     Diluted earnings per share                      $  0.19        $  0.25


                             -20-

     Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

     (In 000's, except per share data)
                                                    Six Months ended June 30,
                                                       1998           1997

     Basic earnings per share:
     Net earnings                                    $ 6,376        $ 5,386
      Deduct dividends on preference stock             1,255          1,259

      Net earnings applicable to common stock        $ 5,121        $ 4,127

     Shares:
      Weighted average number of common
       shares outstanding                             14,712         14,773

     Basic earnings per share                        $  0.35        $  0.28

     Diluted earnings per share:
     Net earnings applicable to common stock         $ 5,121        $ 4,127

     Shares:
      Weighted average number of common
       shares outstanding                             14,712         14,773
      Dilutive effect of outstanding
       options and rights (as determined
       by the application of the treasury
       stock method at the average market
       price for the period)                              46             78

      Weighted average number of shares
      outstanding, as adjusted                        14,758         14,851

      Diluted earnings per share                    $   0.35      $    0.28

                             -21-